                                                                    EXHIBIT 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ascend Communications, Inc. pertaining to options granted under the Whitetree, Inc. 1993 Incentive Stock Plan, Cascade Communications Corp. Amended and Restated 1991 Stock Plan, Cascade Communications Corp. 1994 Non-Employee Director Stock Option Plan, Arris Networks, Inc. 1995 Stock Option Plan and Sahara Networks, Inc. 1995 Stock Plan and assumed by Ascend Communications, Inc., of our report dated January 24, 1997, except Note 10, as to which the date is February 14, 1997, with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its annual report (Form 10-
K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Walnut Creek, California
July 3, 1997